EMPLOYMENT AGREEMENT

This Employment Agreement is entered into and effective as of May 30, 2007 (the “Effective Date”) by and between DGSE Companies, Inc. (formerly Dallas Gold & Silver Exchange, Inc.), a Nevada corporation (the “Company”) and Dr. L.S. Smith, an executive employee of Company (“Executive”) (collectively, the “Parties”).

Whereas, prior to the Effective Date hereof, Executive was employed by Company as its Chief Executive Officer and Chairman of the Board pursuant to an Amended and Restated Employment Agreement dated July 1, 1997 between Dallas Gold & Silver Exchange, Inc. and Executive (the “1997 Employment Agreement”);

Whereas, on or about June 25, 2001, the shareholders of Dallas Gold & Silver Exchange, Inc. voted to authorize amendment of its articles of incorporation to change the name of the Company to DGSE Companies, Inc.;

Whereas, the Company desires to continue to employ Executive as its Chief Executive Officer and Chairman of the Board in order to provide the necessary leadership and senior management skills that are important to the Company, and believes that retaining Executive’s services and business expertise are of material importance to the Company and its shareholders;

Whereas, Executive is willing to continue such employment with the Company in accordance with the terms and conditions set forth in this Agreement; and

Whereas, the Company and Executive agree that this Agreement amends, restates and supersedes the 1997 Employment Agreement.

Now, Therefore, in consideration of the foregoing recitals and the mutual agreements contained herein, the Parties agree as follows:

1. Definitions. The following capitalized terms shall have the meanings set forth below.

1.1 “Board” shall mean the board of directors of the Company.

1.2 “Cause” shall mean any of the following: (i) conviction of a felony involving dishonest acts during the term of this Agreement; (ii) any willful and material misapplication by Executive of Company’s funds, or any other material act of dishonesty committed by Executive; (iii) Executive’s willful and material breach of this Agreement or willful and material failure to substantially perform his duties hereunder (other than any such failure resulting from mental or physical illness) after written demand for substantial performance is delivered by the Board of Directors which specifically identifies the manner in which the Board of Directors believes Executive has not substantially performed his duties and Executive fails to cure his nonperformance. Executive shall not be deemed to have been terminated for cause without first having been (i) provided written notice of not less than thirty (30) days setting forth the specific reasons for the Company’s intention to terminate for Cause, (ii) an opportunity for Executive together with his counsel, to be heard before the Board of Directors, and (iii) delivery to Executive of a notice of termination from the Board of Directors stating that a majority of the Board of Directors found, in good faith, that Executive had engaged in the willful and material conduct referred to in such notice. For purposes of this Agreement, no act, or failure to act, on Executive’s part shall be considered “willful” unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company.

1.3 “Change of Control” shall occur if (i) any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), becomes the beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of 12 months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election, by Employer’s stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date of the most recent acquisition by such person or group of persons, has acquired) gross assets of the Company that have an aggregate fair market value greater than or equal to over 50% of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

1.4 “COBRA” shall mean the Consolidated Omnibus Reconciliation Act of 1985.

1.5 “Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, owned, developed or possessed by the Company, or its predecessors and successors, that is not generally known to the public. Confidential Information includes, but is not limited to, customer lists, financial information, business plans, product cost or pricing, information regarding future development, locations or acquisitions, personnel records and software programs. Confidential Information shall not include any information (i) that is or becomes generally publicly available (other than as a result of violation of this Agreement by Executive), (ii) that Executive receives on a nonconfidential basis from a source (other than the Company) that is not known by him to be bound by an obligation of secrecy or confidentiality to the Company, or (iii) that was in the possession of Executive prior to disclosure by the Company.

1.6 “Employment Term” shall mean the period during which Executive is employed by the Company pursuant to this Agreement, including the Initial Term and any Renewal Terms as defined in Section 2 below.

1.7 “Incapacity,” with respect to Executive, shall mean that Executive shall become ill or be injured or otherwise incapacitated such that, in the good faith opinion of the Board, he cannot carry out and perform fully the essential functions of his duties hereunder, and such incapacity shall continue for a period of 180 consecutive business days. Such Incapacity shall be confirmed by the written opinion of two (2) practicing physicians.

2. Initial Employment Term and Renewal Terms.

2.1 Initial Term. The initial term of this Agreement (the "Initial Term') shall begin immediately upon the Effective Date and shall continue through the third (3rd) anniversary thereof, subject to automatic extension as provided below and unless terminated earlier in accordance with Section 7 below.

2.2 Renewal. Beginning with the third (3rd) anniversary date of the Effective Date and continuing with each anniversary date thereafter, the term of this Agreement shall automatically be extended in additional, successive one-year increments (“Renewal Term(s)”), unless Executive or the Company provides written notice not less than 120 days prior to the expiration of the Initial Term or any Renewal Term of its intention to not renew the Agreement.

3. Duties.

3.1 Executive agrees to perform the duties of Chief Executive Officer and Chairman of the Board of the Company. Executive shall render such services as are described for such positions in the Company’s Bylaws, including overseeing and formulating overall company strategy, business development and growth, and such other or additional duties as may from time-to-time be assigned to Executive by the Board.

3.2 While employed pursuant to this Agreement, Executive shall obey the lawful directions of the Board, or any duly authorized committee thereof, and shall use his best efforts to promote the interests of the Company and to maintain and promote the reputation thereof. During the Employment Term, Executive may from time-to-time engage in any businesses or activities that do not compete directly and materially with Company and any of its subsidiaries, provided that such businesses or activities do not materially interfere with his performance of the duties assigned to him in compliance with this Agreement by the Board or any duly authorized committee thereof. Executive is specifically permitted to (i) invest his personal assets as a passive investor in such form or manner as will not contravene the best interests of Employer and (ii) serve as an officer, director, trustee or otherwise participate in educational, welfare, social, charitable, religious and civic organizations. In addition, Executive may, at his sole discretion, represent unrelated entities involved in insolvency proceedings notwithstanding any provisions of this Agreement.

3.3 The Parties agree that during the Employment Term, Executive shall be based in Dallas, Texas and may not be assigned to another location outside the Dallas-Fort Worth metropolitan area. Should Company elect to relocate or transfer Executive to a location that is outside the Dallas-Fort Worth metropolitan area and otherwise not acceptable to Executive, Executive shall have the option to terminate this Agreement with Good Reason as defined in Section 7.3 below.

4. Compensation and Benefits.

4.1 Salary. As compensation for the performance of services to the Company, Company shall pay Executive an annual salary of at least Four Hundred Twenty-Five Thousand Dollars ($425,000.00) (said amount, together with any periodic increases, referred to as “Salary”). The Salary shall be payable in equal bi-weekly installments, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of the Company for employee benefits. The Board shall review Executive’s overall annual compensation at least annually, and Executive’s Salary may be increased by the Board from time to time by an amount that in the opinion of the Board is justified by Executive’s performance.

4.2 Signing Bonus. The Company shall pay Executive a Signing Bonus of $100,000.00 upon execution of this Agreement.

4.3 Annual Bonus. Executive shall be eligible to receive bonus compensation from the Company upon the conclusion of each calendar year occurring during the Employment Term (each an “Annual Bonus”) in an amount equal of not less than 50% of his then existing Salary. The Annual Bonus for any calendar year shall be calculated and paid to Executive as follows: (i) one-half of the Annual Bonus shall be paid in a lump-sum on January 31st of the next calendar year provided Executive was employed with the Company on the last day of the calendar year; and (ii) one-half of the Annual Bonus shall be paid in a lump-sum on January 31st of the next calendar year provided that the closing price per share of the Company’s common stock (as recorded by Reuters or reported by NASDAQ on the last business day of the calendar year) is at least 10% higher than the closing price per share of the Company’s common stock (as recorded by Reuters or reported by NASDAQ) on the last business day of the prior calendar year. By way of example, if Executive is employed with the Company on December 31, 2007, then he shall be paid one-half of his 2007 Annual Bonus on January 31, 2008. Furthermore, if the closing per share of the Company’s common stock on the last business day of December 2007 is $3.30 per share and the closing price of the Company’s stock was $3.00 per share on the last business day of December 2006, then Executive would also be paid the other one-half of his Annual Bonus for calendar year 2007 on or before January 31, 2008 because the closing price per share of the Company’s stock increased by 10% from the last business day of 2007 as compared to the closing price per share of the Company’s stock on the last business day of 2006. For purposes of calculating Executive’s Annual Bonus for calendar year 2006, (i) the Executive’s Salary shall be deemed to be $425,000.00, (ii) the price per share against which the last business day of 2006 share price will be measured or compared against will be the average price of the Company’s common stock (as recorded by Reuters or reported by NASDAQ) for the 30 business days immediately preceding and including the closing date of the contemplated merger of the Company and Superior Galleries, and (iii) the 10% increase noted above in this section 4.3 shall be adjusted/decreased based on when the planned merger actually closes during calendar year 2006. For example, if the merger closes on September 30, 2006 then the second half of the 2006 Annual Bonus will be earned if the closing price of the Company’s stock on the last business day of 2006 is 2.5% (10% x 1/4) higher than the average price of the Company’s common stock for the 30 days preceding the merger closing date. In addition to the Annual Bonus, the Board of Directors of the Company may, in its discretion, award and pay Executive such additional bonus amounts as it deems necessary or appropriate.

4.4 Medical Insurance Benefits.  During the Employment Term, the Company shall maintain hospitalization and medical insurance coverage on Executive and his Spouse as may be provided by the Company for its senior executive employees in accordance with the provisions of any such plans.

4.5 Life and Disability Insurance. During the Employment Term, the Company will obtain for the benefit of Executive (i) term life insurance coverage providing death benefits to beneficiaries designated by Executive equal to $2,000,000.00, and (ii) long-term disability insurance coverage providing Executive with long-term disability benefits equal to 50% of his Salary payable on and after the 181st day of Executive’s qualifying disability. Company and Executive agree that Executive’s existing life and disability insurance policies may, if permitted to be carried over to the Company, wholly or partially satisfy the Company’s obligations under this paragraph.

4.6 Other Employee Benefit Plans. Executive shall be eligible to participate at a level commensurate with his position in any employee equity purchase plans or programs that may be adopted for the benefit of the Company’s officers or employees generally and in any employee fringe or other employee benefits and pension and/or profit sharing plans that may be provided by the Company for its senior executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time.

4.7 Vacation and Leave of Absence. Executive shall be entitled to take a minimum of four (4) weeks vacation per calendar year. Executive shall also be entitled to all paid holidays and personal days given by the Company to its senior executive officers.

4.8 Sick Leave and Disability. Executive shall be entitled to sick leave, sick pay and disability benefits in accordance with any Company policy that may be applicable to senior executive employees from time to time.

4.9 Expense Reimbursement. Upon Executive’s furnishing to the Company customary and reasonable documentary support evidencing costs and expenses incurred by him in the performance of his services and duties hereunder (including, without limitation, travel and entertainment expenses), the Company shall reimburse Executive for such costs and expenses in accordance with its normal expense reimbursement policy.

4.10 Legal Expenses. During the Employment Term, the Company agrees to provide an allowance to Executive of $5,000 per year for costs and expenses incurred by Executive for professional legal and/or accounting services rendered personally to Executive, which amount shall be paid to Executive on December 1 of each year (or such earlier time that Executive and the Company may otherwise agree). If at any time during the term of this Agreement or afterwards there should arise any dispute as to the validity, interpretation or application of any term or condition of this Agreement, the Company agrees, upon written demand by Executive (and Executive shall be entitled upon application to any court of competent jurisdiction, to the entry of a mandatory injunction , without the necessity of posting any bond with respect thereto, compelling the Company) to promptly provide sums sufficient to pay on a current basis (either directly or by reimbursing Executive) Executive’s attorneys’ fees (including expenses of investigation and disbursements for the fees and expenses of experts, etc.) incurred by Executive in connection with any such dispute or any litigation. The provisions of this Section 4.10 shall survive the expiration or termination of this Agreement.

4.11 Additional Expense Allowance. During the Employment Term, Executive shall be entitled to a reimbursement for reasonable and documented automobile expenses (the “Additional Expense Amounts”) up to $750.00 per month.

4.12 Other Executive Employee Benefits. During the Employment Term, Executive shall be eligible to participate in any additional incentive compensation benefit, insurance benefit or other plan or arrangement of the Company now or hereafter created for the benefit of executive employees of the Company.

5. Company Stock Options.  As of the Effective Date, Executive has been granted the following options to purchase Common Stock in the Company:

Date		#/Options	Strike Price
(a)	October 8, 2001	577,777	$2.25
(b)	November 20, 2002	267,857	$1.12

The Parties agree and acknowledge that all options referred to above fully vested prior to the Effective Date.

6. Confidential Information. Executive hereby covenants, agrees and acknowledges as follows:

6.1 Access to Confidential Information. During the Term of this Agreement Executive will have access to Confidential Information of the Company.

6.2 Non-Disclosure and Non-Use. During the Term of this Agreement Executive shall not use or disclose, or make known for another’s benefit other than for the benefit of the Company, any Confidential Information of the Company.

6.3 Return of Confidential Information. Executive agrees that upon termination of his employment with the Company for any reason, Executive shall forthwith return to the Company all Confidential Information in whatever form maintained (including, without limitation, computer discs and other electronic media).

6.4 Survival. The obligations of Executive under this Section 6 shall, except as otherwise provided herein, survive the termination of the Employment Term and the expiration or termination of this Agreement.

7. Termination.

7.1 Termination of Employment. Executive’s employment hereunder shall be terminated upon the occurrence of any of the following:

(a) Incapacity or death of Executive;

(b) the Company giving written notice to Executive that Executive’s employment is being terminated for Cause as defined in Section 1.2 above;

(c) the Company giving written notice to Executive that his employment is being terminated without cause or the Agreement is not being renewed following expiration of the Initial Term or any Renewal Term(s);

(d) Executive terminating his employment hereunder for Good Reason (as defined in Section 7.3 below); or

(e) Executive terminating his employment hereunder for any reason whatsoever (whether by reason of retirement, resignation. or otherwise), other than for Good Reason, upon sixty (60) days’ written notice to the Company.

7.2 Compensation following Termination.

(a) Termination By Reason of Incapacity or Death. If Executive’s employment relationship is terminated pursuant to Section 7.1(a) above due to Executive’s Incapacity or death, then Executive (or in the event of Executive’s death, Executive’s legal representative) will be entitled to those benefits that are provided by retirement and benefits plans and programs specifically adopted and approved by the Company for Executive that are earned and vested at the date of termination due to death or Incapacity. In the event of Executive’s Incapacity or death, Executive (or in the event of Executive’s death, Executive’s legal representative), even though no longer employed by the Company, shall continue to receive the Salary in effect at the time of Executive’s Incapacity or death for one (1) year following the date of termination. Executive (or in the event of Executive’s death, Executive’s legal representative) shall further be entitled to receive payment of an amount equal to a pro-rata share of the Annual Bonus paid to Executive for the calendar year immediately preceding his termination. Executive’s rights in other stock plans, if any, shall remain governed by the terms and conditions of the appropriate stock plan.

(b) Termination by Company for Cause. The Company may terminate Executive for Cause only if he engages in any of the acts or omissions listed in the definition of Cause set forth in Section 1.2 above. If the Company terminates Executive’s employment for Cause pursuant to Sections 1.2 and 7.2(b) above, then all compensation and benefits shall cease as of the date of termination other than: (i) such amounts, if any, of Executive’s Salary as shall have accrued and remain unpaid as of the date of such termination for Cause, (ii) payment of an amount equal to a pro-rata share of the Annual Bonus paid to Executive for the calendar year immediately preceding his termination; and (iii) such other amounts, if any, which may be payable to Executive pursuant to the terms of the Company’s benefits plans or pursuant to Section 4.7 above. Any amounts payable pursuant to this Section 7.2(b) shall be tendered to Executive within thirty (30) days from the date of termination.

(c) Termination by Company Without Cause or by Employee for Good Reason. If the Company terminates Executive’s employment without cause pursuant to Section 7.1(c) above, or if Executive terminates his employment for Good Reason pursuant to Section 7.1(d) above, then Executive, even though no longer employed by the Company, shall be entitled to receive: (i) a lump sum payment within thirty (30) days after the date of such Termination equal to the remainder of Executive’s current year’s Salary; (ii) a lump sum payment within thirty (30) days after the date of such Termination in an amount equal to the maximum amount of Annual Bonus to which Executive would have been eligible to receive for calendar year in which he was terminated; (iii) a lump sum payment within ninety (90) days following termination in an amount equal to three (3) years’ Salary based on the Executive’s Salary in effect immediately prior to termination of this Agreement.

(d) Termination by Executive Without Good Reason. In the event that Executive terminates this Agreement pursuant to Section 7.1(e) above, then Executive shall be entitled to receive (i) a lump sum payment within thirty (30) days after the date of such Termination equal to the remainder of Executive’s current year’s Salary; (ii) a lump sum payment within thirty (30) days after the date of such Termination equal to a pro-rata share of maximum amount of Annual Bonus to which Executive would have been eligible to receive for the calendar year in which he voluntarily terminates this Agreement; (iii) payment of an amount equal to one year’s Salary based on his Salary in effect immediately prior to the termination of this Agreement payable in a lump sum within ninety (90) days following termination.

7.3 Good Reason. For purposes of this Agreement, Executive shall have a Good Reason for terminating employment with the Company if any one or more of the following occur:

(a) a change in Executive’s status or position(s) with the Company that, in Executive’s reasonable judgment, represents a demotion from Executive’s existing status or position(s);

(b) the assignment to Executive of any duties or responsibilities that, in Executive’s reasonable judgment, are inconsistent with Executive’s existing status or position(s);

(c) layoff or involuntary termination of Executive’s employment, except in connection with the termination of Executive’s employment for Cause or as a result of Executive’s Retirement, Disability or death;

(d) a reduction by the Company in Executive’s Salary;

(e) any Change in Control occurring more than one (1) year after the Effective Date of this Agreement;

(f) the failure by the Company to continue in effect any employee benefit Plan in which Executive is participating at the Effective Date other than as a result of the normal expiration of any such Plan in accordance with its terms, except to the extent that the Company provides Executive without substantially equivalent benefits;

(g) the imposition of any requirement that Executive be based outside the Dallas-Fort Worth metropolitan area;

(h)  the Company’s failure to obtain the express assumption of this Agreement by any successor to the Company as provided by Section 8.2 hereof; or

(i) any violation by the Company of any agreement (including this Agreement) between it and Executive.

Any Good Reason shall not be deemed to be waived by Executive’s continued employment following an act or omission giving rise to such Good Reason.

7.4 Insurance Benefits following Termination. Following the termination or non-renewal of this Agreement for any reason or no reason at all by either Executive or the Company, the Company shall continue to provide medical health benefits and coverage to Executive and his wife, Sue Ellen Smith, which is at least equal to or better than the medical health benefits and coverage provided to Executive and his wife immediately prior to the termination or non-renewal date of this Agreement (under either the Company’s health and insurance plans or such other health and insurance plans as may be necessary) at no cost to Executive or his wife; provided, however, that the Company’s obligation to provide such benefits and coverage will end upon the earlier of (i) the death of both Executive and his wife; or (ii) the date both Executive and his wife become covered by a comparable health insurance plan provided by a subsequent employer.

7.5 Section 280G Treatment. Notwithstanding any other provision of this Agreement, if (a) there is a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code (the “Code”), and (b) payments to be made to Executive under this Agreement would create an “excess parachute payment” within the meaning of Section 280G of the Code, then the Company shall (at Executive’s option) make the payments in substantially equal installments, the first installment being due within thirty days after the date of termination and each subsequent installment being due on January 31st of each year, such that the aggregate present value of all payments, whether pursuant to this Agreement or otherwise, will be as close as possible to, but not exceed, three times Executive’s base amount, within the meaning of Section 280G.

7.6 Mitigation Not Required. Executive shall not be required to mitigate the amount of any payment(s) provided for in this Agreement either by seeking employment or otherwise. Furthermore, the Company shall not be entitled to set off or reduce any payments owed to Executive under this Agreement by the amount of earnings or benefits received by Executive in any future employment.

8. Assignment and Succession.

8.1 No Assignment by Executive. This Agreement is personal to Executive and shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

8.2 Succession. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company may assign this Agreement only to an assignee that agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The failure of any assignee of the Company to expressly assume to perform this Agreement in writing, which is not remedied within ten (10) business days after receipt of written notice from Executive notifying Company or Company’s assignee of such failure, shall, at the election of Executive, constitute Good Reason for Executive to terminate pursuant to Section 7.1(d).

9. Restrictive Covenants.

9.1 Competition. During the Employment Term and in the event Executive’s employment is terminated for any reason other than pursuant to Section 7.1(d) for Good Reason, for a period of two (2) years from the date of termination, Executive, in consideration of compensation to be paid to Executive hereunder, will not directly or indirectly (as a director, officer, executive employee, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, manage, control, perform any services for, participate in or be connected with any business or organization which engages in competition with the Company within the geographic borders of each State in which the Company conducts business during the Employment Term. provided, however, that the provisions of this Section 9.1 shall not be deemed to prohibit (i) Executive’s ownership of not more than 4.9% of the total shares of all classes of stock outstanding of any publicly held company, whether through direct or indirect stock holdings so long as Executive has no active participation in such company or (ii) any of the current activities permitted by Section 3.2 above.

9.2 Activities Excluded. The Parties acknowledge and agree that if Executive shall enter into any license or franchise agreement or comparable arrangement with the Company or any subsidiary or affiliate of the Company for the operation of a business also conducted by the Company or such subsidiary or affiliate, Executive shall not be deemed to be “engaged” in any business in competition with the business conducted by the Company for purposes of Section 9.1, provided Executive has first obtained the approval of the Board.

10. Indemnification. The Company hereby agrees to indemnify Executive and hold him harmless to the fullest extent permitted by law against any and all actions, claims, demands, proceedings, damages, losses or suits, including all costs and expenses of defense (including but not limited to attorneys fees) resulting from Executive’s good faith performance of his duties and obligations with the Company.

11. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or (iv) sent via facsimile confirmed in writing as follows:

If to the Company:

DGSE Companies, Inc.
2817 Forest Lane
Dallas, Texas 75084
Attention: President

If to Executive:

Dr. L.S. Smith

[Omitted]

or to such other address or addresses as either party shall have designated in writing to the other party hereto, provided, however, that any notice sent by certified or registered mail shall be deemed delivered on the date of delivery as evidenced by the return receipt.

12. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principle of conflict of laws that would require the application of the law of any other jurisdiction. The venue for any dispute arising out of this Agreement or Executive’s employment with the Company shall be exclusively in the State District Court of Dallas County, Texas.

13. Severability. The Parties agree that in the event that any court of competent jurisdiction shall hold any provision of this Agreement to be unenforceable, then such provision shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

14. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

15. Entire Agreement; Modifications. Unless otherwise specified, this Agreement, together with any previous Stock Grant Agreements or Stock Option Agreements entered into between Executive and the Company, constitute the entire and final expression of the agreement of the parties with respect to the subject matters hereof and supersede all prior agreements, oral and written, between the parties with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by the Company and Executive. The Parties agree that if the terms this Agreement conflict with any future merger agreements, asset purchase agreements or other agreements relating to a Change of Control of the Company then the terms of this Agreement shall govern with respect to Executive notwithstanding any provision to the contrary in any other agreement.

16. Construction. This Agreement shall be construed as a whole according to its fair meaning. The headings of paragraphs and sections are for convenience of reference and are not part of this Agreement and shall not affect the interpretation of any of its terms. The Parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their respective attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in two or more counterparts. each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

DGSE Companies, Inc.

By:	________________________________
James Benson
Chief Financial Officer

________________________________
Dr. L.S. Smith